Exhibit 3.60(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 09:00 AM 11/26/1996
960346792 — 2687214
CERTIFICATE OF INCORPORATION
OF
COLUMBIA INTERNATIONAL HOLDINGS, INC.
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory hereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
FIRST: The name of the corporation (hereinafter called the “corporation”) is Columbia International Holdings, Inc.
     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilimington 19805, County of New Castle; the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.
     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the corporation, except for express limitations, if any.
     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000. The par value of each of such shares is $.01 dollar. All such shares are of one class and are shares of Common Stock.
     FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Helene Dean	One Park Plaza Nashville, TN 37203
     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under SS 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under SS 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agreed to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to the said application has been on made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of SS 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be, exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of SS 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporations unless provisions for such classification shall be set forth in this certificate of incorporation.
     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitled the holder thereof to the, right to vote at any meeting of stockholders except as the, provisions of paragraph (2) of subsection (b) of SS 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of class.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of SS 102 of the General Corporation Law of the State of Delaware, as the same may he amended and supplemented
     TENTH: The corporation shall, to the fullest extent permitted by the provisions of SS 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive, of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may or inserted in the manner and at the time provisions authorized by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
     The effective time of the certificate of incorporation of the corporation, and the time when the existence of the corporation shall commence, shall be November 26, 1996.
     Signed on November 26, 1996.

/s/ Helene Dean
Helene Dean, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/14/1998
981397571 — 2687214
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
     Columbia International Holdings, Inc., a corporation duly organized and existing under the General Corporation law of the State of Delaware (the “Corporation”), does hereby certify that:
     I. The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware.
     II. Article First of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:
“FIRST: The name of the corporation (hereinafter called the ‘corporation’) is USP International Holdings, Inc.”
     IN WITNESS WHEREOF, Columbia International Holdings, Inc. has caused this Certificate to be executed by SuZan Nelson, its authorized officer, on this 24th day of September, 1998.

/s/ SuZan Nelson
SuZan Nelson, Vice President

ATTEST:

/s/ Kim Siedelmann
Kim Siedelmann, Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
     USP International Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of USP International Holdings, Inc, adopted the following resolution on the 12 of april, 1999.
     Resolved, that the registered office of USP International Holdings, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, USP International Holdings, Inc. has caused this statement to be signed by Suzan Nelson, its Vice Pres., this 12 day of April, 1999.

/s/ Suzan Nelson
Name/Title Suzan Nelson
Vice President

(DEL. — 264 — 6/15/94)
CT System

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/17/1999
991194311 — 2687214